[LOGO]                                                            Exhibit (k)(1)
Mellon Investor Services                                           T A AGREEMENT
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                          MELLON INVESTOR SERVICES LLC



                       SERVICE AGREEMENT AND FEE SCHEDULE



                                       FOR



                             TRANSFER AGENT SERVICES



                                       TO


                           BLUE CHIP VALUE FUND, INC.




DATE: DECEMBER 21, 2001

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Mellon Investor Services                                           T A AGREEMENT
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THIS TRANSFER AGENT AGREEMENT between BLUE CHIP VALUE FUND, INC., a Maryland corporation ("Client") and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company ("Mellon"), is dated as of December 21, 2001.

1. APPOINTMENT. Client appoints Mellon as its transfer agent, dividend disbursement agent and registrar and Mellon accepts such appointment in accordance with the following terms and conditions for all authorized shares of each class of stock listed in EXHIBIT A hereto (the "Shares").

2. TERM OF AGREEMENT.

     (a) This Agreement shall commence on the date hereof and shall continue for a term of 28 months. Unless either party gives written notice of termination of this Agreement at least 60 days prior to the end of the twenty-eight month term, this Agreement shall automatically renew for an additional one-year term. Notwithstanding anything herein to the contrary, either party may terminate this agreement at any time, with or without cause, upon sixty (60) days prior written notice to the other party.

     (b) Upon termination of the Agreement, Client must provide instructions to Mellon as to the disposition of records, as well as any additional documentation reasonably requested by Mellon. Except as otherwise expressly provided in this Agreement, the respective rights and duties of Client and Mellon under this Agreement shall cease upon termination of the appointment.

3. DUTIES OF MELLON INVESTOR SERVICES. Mellon will provide the services listed in EXHIBIT B hereto, in the performance of its duties as transfer agent, dividend disbursement agent and registrar.

4. REPRESENTATIONS AND WARRANTIES OF CLIENT. Client represents, warrants and covenants to Mellon that:

     (a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable;

     (b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

     (c) Client has paid or caused to be paid all taxes, if any, which were payable upon or in respect of the original issuance of the Shares issued and outstanding on the date hereof;

     (d) The execution and delivery of this Agreement, and the issuance and any subsequent transfer of the Shares hereunder, do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under the charter or the by-laws of Client, any law or regulation, any order or decree of any court or public authority having jurisdiction or result in a material breach of, or constitute a material default under, any mortgage, indenture, contract, agreement or undertaking to which Client is a party or by which it is bound and this Agreement is enforceable against Client in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally; and

     (e) Client agrees to provide the documentation and notifications listed in EXHIBIT C hereto; and Client further agrees to deliver an opinion of counsel as provided in EXHIBIT C, Section 7(a) and (b) upon any future original issuance of Shares for which Mellon will act as transfer agent hereunder

5. REPRESENTATIONS AND WARRANTIES OF MELLON. Mellon represents, warrants and covenants to Client that:
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Mellon Investor Services                                           T A AGREEMENT
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     (a) it is a limited liability company duly organized and existing and in good standing under the laws of the State of New Jersey;

     (b) it is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act, as amended, and qualifies under the rules of the NYSE and AMEX to act in the capacity as transfer agent, registrar and dividend disbursement agent, and shall promptly give notice to Client in the event that its registration is revoked; and

     (c) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

6. COMPENSATION AND EXPENSES. Client shall compensate Mellon for its services hereunder in accordance with the fee schedules listed in EXHIBIT D hereto. After the expiration of the initial 28 month term hereof, such fees may be adjusted annually by the annual percentage of change in the latest Consumer Price Index of All Urban Consumers (CPI-U) United States City Average, 1982-84=100, as published by the U.S. Department of Labor, Bureau of Labor Statistics. In accordance with EXHIBIT D hereto, Client shall reimburse Mellon for all reasonable expenses, disbursements or advances incurred by it in accordance herewith. All amounts owed to Mellon hereunder are due upon receipt of the invoice. Delinquent payments are subject to a late payment charge of one and one half percent (1.5%) per month commencing forty-five (45) days from the invoice date. Client agrees to reimburse Mellon for reasonable attorney's fees and any other costs associated with collecting delinquent payments. Mellon may suspend transfers and/or terminate this Agreement upon thirty (30) days prior written notice if (i) Client fails to pay fees hereunder or (ii) any proceeding in bankruptcy, reorganization, receivership or insolvency is commenced by or against Client, Client shall become insolvent, or shall cease paying its obligations as they become due or makes any assignment for the benefit of its creditors.

7. SCOPE OF AGENCY.

     (a) Mellon shall act solely as agent for Client under this Agreement and owes no duties hereunder to any other person. Mellon undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Mellon.

     (b) Mellon may rely upon, and shall be protected in acting or refraining from acting in good faith upon: (i) any Client communication authorized by this Agreement; (ii) any communication from any predecessor Transfer Agent or co-Transfer Agent or from any Registrar (other than Mellon), predecessor Registrar or co-Registrar; and (iii) any other written instruction, notice, request, direction, consent, report, certificate, or other instrument, paper or document reasonably believed by Mellon to be genuine and to have been signed or given by the proper party or parties. In addition, Mellon is authorized to refuse to make any transfer it deems improper.

     (c) Mellon may consult with counsel (including internal counsel) whose advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (d) Any instructions given by Client to Mellon orally, as permitted by any provision of this Agreement, shall be confirmed in writing by Client as soon as practicable. Mellon shall not be liable or responsible and shall be fully authorized and protected for acting in good faith, or failing to act, in accordance with any such oral instructions which do not conform with the written confirmation received in accordance with this Section 7(d).

     (e) Mellon shall not be obligated to take any legal action hereunder; if, however, Mellon determines to take any legal action hereunder, and, where the taking of such legal action might in Mellon's judgment subject or expose Mellon to any expense or liability, Mellon shall not be required to act unless Mellon shall have been furnished with an indemnity satisfactory to Mellon.
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Mellon Investor Services                                           T A AGREEMENT
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     (f) The Secretary of Client shall, from time to time, certify to Mellon the names, titles and signatures of the persons authorized to act on behalf of Client under this Agreement.

8. INDEMNIFICATION. Client shall indemnify Mellon for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement, including the reasonable costs and expenses of defending itself against any Loss, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Mellon's negligence, bad faith, willful malfeasance, reckless disregard or intentional misconduct.

9. LIMITATION OF LIABILITY.

     (a) In the absence of negligence, bad faith, willful malfeasance, reckless disregard or intentional misconduct on its part, Mellon shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. In no event will Mellon be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if Mellon has been advised of the possibility of such damages. Any liability of Mellon, with the exception of Mellon's liability for its own gross negligence, bad faith, willful malfeasance, reckless disregard or intentional misconduct, will be limited to an amount equal to one-hundred (100) times the flat monthly fee to be paid by Client as set forth in EXHIBIT D hereto.

     (b) In the event any question or dispute arises with respect to Mellon' duties hereunder, Mellon shall not be required to act or be held liable or responsible for its failure or refusal to act until the question or dispute has been (i) judicially settled (and, if appropriate, either may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction that is binding on all parties interested in the matter and is no longer subject to review or appeal, or (ii) settled by a written document in form and substance satisfactory to Mellon and executed by Client. In addition, Mellon may require for such purpose, but shall not be obligated to require, the execution of such written settlement by parties that may have an interest in the settlement.

10. FORCE MAJEURE. Other than with respect to Client obligations to pay Mellon's fees and expenses hereunder, neither party shall be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, fires, earthquakes, storms, floods, acts of God or similar occurrences. In the event of equipment failures beyond Mellon's control, Mellon shall at no expense to the Client, take commercially reasonable steps to minimize service interruption.

11. MARKET DATA. Client acknowledges that Mellon may provide real-time or delayed quotations and other market information and messages ("Market Data"), which Market Data is provided to Mellon by certain national securities exchanges and associations who assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. Client agrees and acknowledges that Mellon shall not be liable in any way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data obtained by Mellon or the transmission thereof to Mellon.

12. NOTICES. All notices, demands and other communications shall be in writing and sent or delivered to the addresses indicated on the signature page hereof. Notice will be effective on the date that it is received.

13. RECORDS. The books and records pertaining to the Client which are in the possession of Mellon shall be the property of the Client. Until delivered to the Client in accordance with Mellon's standard procedures, such books and records shall be maintained and preserved by Mellon as required by Rules 31a-1(b)(2)(iv)
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Mellon Investor Services                                           T A AGREEMENT
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and 31a-2(a)(1) under the Investment Company Act of 1940, as amended. The
Client, or Client's authorized representatives, shall have electronic access to such books and records at all times during Mellon's normal business hours. Upon the reasonable request of the Client, at Client's expense, copies of any such books and records shall be provided by Mellon to the Client or the Client's authorized representative.

14. CONFIDENTIALITY. Mellon agrees on behalf of itself and its employees (i) to treat confidentially all records and other information or data relative to the Client, its prior, present or potential record and beneficial shareholders and
(ii) not to use such records, information or data for any purpose other than performance of its responsibilities and duties under this Agreement, unless it has received prior approval in writing from Client, or when requested to divulge such information by duly constituted governmental authorities or representatives.

15. COOPERATION WITH ACCOUNTANTS. Mellon shall cooperate with the Client's independent public accountants and shall take such actions in the performance of its obligations under this Agreement as may reasonably be requested by Client that Client reasonably believes are necessary to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Client from time to time.

16. MISCELLANEOUS.

     (a) AMENDMENTS. This Agreement may not be amended or modified in any manner except by a written agreement signed by both Mellon and Client.

     (b) GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     (c) SURVIVAL OF TERMS. The obligations of Client under Sections 6, 8 and 9 shall survive the termination of this Agreement.

     (d) ASSIGNMENT. This Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay. Any attempted assignment in violation of the foregoing will be void.

     (e) HEADINGS. The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

     (f) SEVERANCE. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored.

     (g) COUNTERPARTS. This Agreement may be executed manually in any number of counterparts, each of which such counterparts, when so executed and delivered, shall be deemed an original, and all such counterparts when taken together shall constitute one and the same original instrument.

     (h) ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and merges all prior written or oral communications, understandings, and agreements with respect to the subject matter of this Agreement. The parties acknowledge that the Exhibits hereto are an integral part of this Agreement.

     (i) BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or entity other than Mellon and Client any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Mellon and Client.
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Mellon Investor Services                                           T A AGREEMENT
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WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

BLUECHIP VALUE FUND, INC.


By:            /s/ Jasper R. Frontz
               -------------------------------------
Name:          Jasper R. Frontz
               -------------------------------------
Title:         Treasurer
               -------------------------------------
Address:       1225 17th Street, 26th Floor
               -------------------------------------
City, State:   Denver, CO 80202
               -------------------------------------
Tel/Fax:       303.312.5044/ 303.312.0744
               -------------------------------------


MELLON INVESTOR SERVICES LLC


By:            /s/ Lee Tinto
               -------------------------------------
Name:          Lee Tinto
Title:         Vice President
NOTICE ADDRESS:
Address:       111 Founders Plaza 11th Floor
City, State:   East Hartford, CT 06108
TEL/FAX:       860-282-3512 / 860 528-6472
E-Mail:        ltinto@melloninvestor.com
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Mellon Investor Services                                               EXHIBIT A
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                         STOCK SUBJECT TO THE AGREEMENT

                                                            Number of Authorized       Number of Authorized
                                                              Shares Issued and         Shares Reserved for
                                 Number of Authorized      Outstanding (including      Future Issuance Under
       Class of Stock                   Shares                Treasury Shares)          Existing Agreements
       --------------                   ------                ----------------          -------------------
1.       Common                       100,000,000                20,962,456
2.
3.
4.

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Mellon Investor Services                                               EXHIBIT B
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                             SERVICES TO BE PROVIDED

ACCOUNT MAINTENANCE FUNCTIONS

*    Opening new accounts
*    Posting debits and credits
*    Maintaining certificate history
*    Placing and releasing stop transfer notations
*    Consolidating accounts
* Coding accounts requiring special handling (e.g. "bad address," "do not mail," "VIP," etc.)
*    Processing address changes
*    Responding to shareholder correspondence
*    Providing a dedicated 800 phone number for shareholder inquiries
* Obtaining and posting Taxpayer Identification Number certifications pursuant to IDTCA regulations
*    Maintaining closed accounts for the purpose of research and tax reporting
*    Purging closed accounts that meet selective criteria
*    Providing unlimited on-line access to shareholder records
*    Training on system access

CERTIFICATE ISSUANCE FUNCTIONS

* Qualifying under the rules of the NYSE and AMEX to act in the dual capacity as transfer agent and registrar
*    Maintaining mail and window facilities for the receipt of transfer requests
*    Maintaining and securing unissued certificate inventory and supporting documents
* Examining issuance or transfer requests to ensure that proper authority is being exercised
*    Verifying (to the extent possible) that surrendered certificates are genuine and have not been altered
*    Verifying that original issuances are properly authorized and have necessary regulatory approval
*    Verifying that Shares issued equal the amount surrendered
*    Verifying that no stop orders are held against the surrendered certificates
*    Issuing and registering new certificates
* Recording canceled and issued certificates by registration, certificate number and Shares
*    Canceling surrendered certificates and storing for two years
*    Delivering completed transfers
* Processing restricted and legal transfers upon presentment of appropriate supporting documentation
*    Preparing Daily Transfer or Management Summary Journals
* Replacing lost, destroyed or stolen certificates provided that Mellon is in receipt of (a) evidence acceptable to it of the loss, theft or destruction, and (b) a surety bond acceptable to Mellon sufficient to indemnify and save it and Client harmless (charge imposed on shareholder)
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Mellon Investor Services                                               EXHIBIT B
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PROXY AND ANNUAL MEETING FUNCTIONS

* Identifying broker/nominee account requirements to determine amount of sets of material needed
* Preparing and mailing proxy material and Annual Report to registered shareholders
* Suppressing the mailing of multiple Annual Reports to households requesting it
*    Tabulating proxies (both scanner and manual) returned by shareholders
*    Identifying shareholders who will attend the Annual Meeting
*    Providing Inspector(s) of Election for the Annual Meeting
*    Supporting efforts of any proxy solicitor
*    Preparing list of record date holders
*    Preparing report of final vote
*    Providing remote access to proxy tabulation system
* Maintaining an automated link with DTC and ADP to receive transmissions of broker votes
*    Processing omnibus proxies for respondent banks
*    Internet/Telephone Voting

DIVIDEND DISBURSEMENT FUNCTIONS

*    Preparing and mailing checks
*    Reconciling checks
*    Preparing payment register in list or microfiche form
*    Withholding and filing taxes for non-resident aliens and others
*    Filing federal tax information returns
*    Processing "B" and "C" Notices received from the IRS
*    Mailing required statements (Form 1099) to registered holders
*    Maintaining stop files and issuing replacement checks
*    Maintaining payment orders and addresses
*    Maintaining records to support escheat filings
*    ACH, Direct Deposit of Dividends

DIVIDEND REINVESTMENT SERVICES (MELLON BANK, N.A.)

* Purchasing shares on the market to meet requirements of Client's dividend reinvestment plan
*    Opening and maintaining participant accounts
*    Processing reinvestment and optional cash payments
* Preparing participant statements of account, after each transaction, showing activity for current period
*    Processing liquidations and terminations according to plan specifications
*    Providing periodic investment reports to Company
*    Preparing Form 1099B to report sale proceeds


OTHER SERVICES ASSOCIATED WITH THIS AGREEMENT

*    Preparing shareholder listings and labels
*    Preparing analytical reports
*    Mailing quarterly or periodic reports
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Mellon Investor Services                                               EXHIBIT B
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IF REQUESTED, THE FOLLOWING SERVICES ARE SUBJECT TO ADDITIONAL FEE:

Abandoned Property Services

Secondary Offerings or Closings            Simultaneous Exercise Sell Program

Confidential Proxy Voting                  Bank/Broker Distributions

Intranet Voting                            Special Shareholder Meeting Consulting

Corporate Stock Buy-Backs                  Custodian Services

Escrow Services                            Direct Equity Programs & Dividend Reinvestment Programs

Special Cash/Stock Dividends/Splits        Exchange/ Tender Offers and Processing

Proxy Solicitation                         StockWatch (Beneficial Ownership Identification)

Logistics Services                         Information Agency

Rights Agency                              Storing Cancelled Certificates (Beyond Initial Two Years)

Specialized Reportings                     Foreign Tax Reclaim Processing

Employee Stock Purchase Plan Administration

Employee Stock Option Plan Administration

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Mellon Investor Services                                               EXHIBIT C
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     DOCUMENTS AND NOTIFICATIONS TO BE DELIVERED TO MELLON INVESTOR SERVICES

                        UPON EXECUTION OF THIS AGREEMENT


Client shall provide Mellon an executed copy of this Agreement, along with the following, to the extent not already provided:

1. An adequate supply of Share certificates.

2. A copy of the resolutions adopted by the Board of Directors of Client appointing Mellon as Transfer Agent and/or Registrar and Dividend Disbursing Agent, as the case may be, duly certified by the Secretary or Assistant Secretary of Client under the corporate seal.

3. A copy of the Certificate of Incorporation of Client, and all amendments thereto, certified by the Secretary of State of the state of incorporation.

4. A copy of the By-laws of Client as amended to date, duly certified by the Secretary of Client under the corporate seal.

5. A certificate of the Secretary or an Assistant Secretary of Client, under its corporate seal, stating that:

     a) this Agreement has been executed and delivered pursuant to the authority of Client's Board of Directors;

     b) the attached specimen Share certificate(s) are in substantially the form submitted to and approved by Client's Board of Directors for current use and the attached specimen Share certificates for each Class of Stock with issued and outstanding Shares are in the form previously submitted to and approved by Client's Board of Directors for past use;

     c) the attached list of existing agreements pursuant to which Shares have been reserved for future issuance specifying the number of reserved Shares subject to each such existing agreement and the substantive provisions thereof, is true and complete, or no Shares have been reserved for future issuance;

     d) each shareholder list provided is true and complete (such certification may state that it is based upon the certification of the predecessor Transfer Agent or predecessor Registrar that prepared the list) or no Shares are outstanding;

     e) the name of each stock exchange upon which any of the Shares are listed and the number and identity of the Shares so listed;

     f) the name and address of each co-Transfer Agent, Registrar (other than Mellon) or co-Registrar for any of the Shares and the extent of its appointment, or there are no co-Transfer Agents, Registrars (other than Mellon) or co-Registrars for any of the Shares; and
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Mellon Investor Services                                               EXHIBIT B
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     g) the officer(s) of Client, who executed this Agreement as well as any certificates or papers delivered to Mellon pursuant to this Agreement, were validly elected to, and the incumbents of, the offices they purported to hold at the time of such execution and delivery, and that their signatures on all documentation are genuine; and upon which is subscribed a certificate of an officer of Client, other than the officer executing the certificate of the Secretary, stating that the person who executed the certificate of the Secretary was validly elected to, and is the Secretary or an Assistant Secretary of Client and that his signature on the certificate is genuine.

6. A shareholder list, preferably in machine readable format, certified as true and complete by the person preparing the list, for the issued and outstanding Shares, setting forth as to each holder, his/her name and address, tax identification number certified by the shareholder pursuant to requirements of the Internal Revenue Code and applicable regulations, the number of Shares held, the Share certificate numbers and the existence of any stop orders or other transfer restrictions.

7. Opinion of counsel for Client, addressed to Mellon, to the effect that:

     a) the Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereunder, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable assuming that prior to such issuance, the Client will have filed with the Maryland Department of Assessments and Taxation all necessary documents to authorize, classify and establish such Shares;

     b) the Shares issued and outstanding on the date hereof have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective, or are exempt from such registration; and have been duly registered under the Securities Exchange Act of 1934, as amended, or are exempt from such registration;

     c) the execution and delivery of this Agreement and the issuance of the Shares do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the charter or the by-laws of Client, any applicable federal securities law or regulation, any Maryland corporate law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking known to counsel to which Client is a party or by which it is bound; and this Agreement is enforceable against Client in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally.

8. A completed Internal Revenue Service Form 2678.
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Mellon Investor Services                                               EXHIBIT B
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                             NOTIFICATION OF CHANGES

Client shall promptly notify Mellon of the following:

1. Any change in the name of Client, amendment of its certificate of incorporation or its by-laws;

2. Any change in the title of a Class of Stock from that set forth in Column 1 of Exhibit A;

3. Any change in the Number of Authorized Shares from that set forth in Column 2 of Exhibit A;

4. Any change in existing agreements or any entry into new agreements changing the Number of Authorized Shares Reserved for Future Issuance Under Existing Agreements from that listed in Column 4 of Exhibit A hereto;

5. Any change in the number of outstanding Shares subject to stop orders or other transfer limitations;

6. The listing or delisting of any Shares on any stock exchange;

7. The appointment after the date hereof of any co-Transfer Agent, Registrar (other than Mellon) or any co-Registrar for any of the Shares;

8. The merger of Client into, or the consolidation of Client with, or the sale or other transfer of the assets of Client substantially as an entirety to, another person; or the merger or consolidation of another person into or with Client; and

9. Any other change in the affairs of Client of which Mellon must have knowledge to perform properly its duties under this Agreement.
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Mellon Investor Services                                               EXHIBIT D
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                                  COMPANY NAME
--------------------------------------------------------------------------------
INITIAL TERM OF AGREEMENT: .......................................... 28 MONTHS
--------------------------------------------------------------------------------

                                  SERVICE FEES

--------------------------------------------------------------------------------
FLAT MONTHLY FEE (SINGLE  ISSUE).........................................$4,000
--------------------------------------------------------------------------------

 THE ABOVE FEE WILL BE CHARGED FOR ALL SERVICES LISTED IN EXHIBIT B AND WILL BE
                  SUBJECT TO THE FOLLOWING ANNUAL ALLOWANCES:

--------------------------------------------------------------------------------
Number of open accounts maintained........................................3,500
Number of DR Accounts Maintained..........................................2,100
Number of certificates and / or book-entry credits........................1,000
Number of dividends paid, per annum...........................................4
Number of quarterly report mailings...........................................3
Number of other mailings per year (one enclosure).............................1
Number of enclosures--annual meeting mailing..................................4
Number of shareholder telephone inquiries...................................600
Number of shareholder written inquiries.....................................600
Number of lists, labels, reports, analyses...................................12
Number of Inspectors of Election..............................................1
Number of respondent bank omnibus proxies....................................10
Number of DWAC transactions.................................................N/A
--------------------------------------------------------------------------------

   TO THE EXTENT THE ABOVE ANNUAL ALLOWANCES ARE EXCEEDED, THE FOLLOWING FEES
                                  WILL APPLY:

--------------------------------------------------------------------------------
For each account maintained above 3,500 (per year)..................$       5.50

For each DR Account Maintained above 2,100 per year.................        2.00
For each option /restricted/legal items processed...................$      20.00
For each certificate issued or book-entry credit posted.............$       2.00
For each shareholder telephone inquiry..............................$       5.25
For each shareholder written inquiry................................$      10.00
Mailings............................................................See Attached
Lists / Labels / Analyses...........................................See Attached
For each additional Inspector of Election...........................$     500.00
For each respondent bank omnibus proxy..............................$     100.00
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Mellon Investor Services                                               EXHIBIT D
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EXPENSES AND OTHER CHARGES

FEES AND OUT OF POCKET EXPENSES. All charges and fees, out of pocket costs, expenses and disbursements of Mellon are due and payable by Client upon receipt of an invoice from Mellon. Client shall pay for estimated postage by mail date.

The cost of stationery and supplies, such as transfer sheets, dividend checks, etc., together with any disbursement for telephone, postage, mail insurance, travel for annual meeting, link-up charges for ADP/IECA, tape charges from DTC, etc. are billed in addition to the above fees.

For companies who participate in the Direct Registration System (DRS), Mellon will provide a "sell" feature for liquidation of book-entry shares held on behalf of a shareholder. Upon receipt of a sell request by the registered shareholder, Mellon Financial Corporation will process the request and remit the proceeds to the shareholder in the form of a check (less the appropriate fees). The charge for each such sale is $15.00 plus $0.12 per share.

INITIAL FEE. A fee of $3,600 is payable at signing of the Service Agreement for the additional activities associated with the acceptance of this appointment. Initial public offerings (IPO'S) fees are additional and will include the issuance of up to 100 additional certificates/bookenty debits. Certificates/bookentries issued/processed in excess of that amount will be charged at $2.00 per certificate/debit. Secondary offerings will be assessed at the time of the appointment.

TERMINATION FEE. In the event Client terminates this Agreement, the Client shall pay Mellon a fee of one dollars ($1.00) per registered shareholder account then maintained for the Client on Mellon' records, subject to a minimum fee of three thousand six hundred dollars ($3,600.00). This fee, subject to change upon written notification to the Client by Mellon, is separate from any other amounts payable by the Client to Mellon incidental to such termination, such as, the cost to produce and ship records, reports and unused certificate stock to a successor agent. It is also separate from any other fees for services under this Agreement, which would be accrued and payable by the Client to Mellon prior to such termination. Mellon may withhold the Client's records, reports and unused certificate stock from a successor agent pending the Client's payment in full of its fees and expenses owed under this Agreement.

CONVERSION. There is usually no charge for converting the Client's files to Mellon' system with the exception of outstanding check history from the current agent's file. A review of the current rules and formats will be made to determine if any situation exists which will require extraordinary effort to complete the conversion. Any charge will be discussed with the Client prior to work commencing.

INTEREST. In the event Client shall default in the payment of any such charges, such defaulted sums shall bear interest or finance charges at the maximum applicable legal rate and all costs and expenses of effecting collection of any said sums, including a reasonable attorney's fee, shall be paid by Client.

LEGAL, TECHNOLOGICAL EXPENSES. Certain legal expenses may be incurred in resolving matters not anticipated in the normal course of business. This may result in a separate charge to cover our expenses in resolving such matters; provided that any legal expenses charged to the Client shall be reasonable.

In the event any Federal regulation and/or state or local law are enacted which require Mellon to make any technological improvements and/or modifications to our current system, Client shall reimburse Mellon, on a pro rata basis proportionate to the Client's registered shareholder base, for the costs associated with making such required technological improvements and/or modifications.

OTHER SERVICES. Fees for any services not specified, such as maintaining mail lists, storing canceled certificates after the initial two year period, escheating unclaimed property to the states, stock splits, exchanges, tenders, solicitation mailings and coding of dividend reinvestment and ACH accounts, etc., will be based on Mellon' standard fees at the time of the request or, if no standard fees have been established, an appraisal of the work to be performed
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Mellon Investor Services                                               EXHIBIT D
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                            LISTS / LABELS / ANALYSES

LISTS

     Per name listed.......................................................$0.05

LABELS

     Per label printed.....................................................$0.05

ANALYSES

     Per name passed on data base..........................................$0.02

     Per name listed in report.............................................$0.05

(MINIMUM charge for each of the above services is $250.00.)

OUT-OF-POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationery, etc., will be billed in addition to the above stated fees. Estimated Postage is payable in advance.
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Mellon Investor Services                                               EXHIBIT D
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                                MAILING SERVICES

ADDRESSING

     Addressing mailing medium (per name)..................................$0.05

AFFIXING

     Affixing labels (per label)...........................................$0.03

INSERTING

     Inserting Enclosures (Machine)

         1st Enclosure (per piece)........................................$0.050
         2nd Enclosure (per piece)........................................$0.025
         3rd Enclosure (per piece)........................................$0.020
         4th Enclosure (per piece)........................................$0.015

     Inserting Enclosures (Manual)

         Charge will be determined based on analysis of work to be performed.

(MINIMUM charge for each of the above services is $250.00.)

OUT-OF-POCKET EXPENSES

Any expenses of this nature, which include but are not limited to telephone, facsimile transmissions, postage, insurance, messenger, stationery, etc., will be billed in addition to the above stated fees. Estimated Postage is payable in advance.
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Mellon Investor Services                                DOCUMENTATION CHECKLISTS
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COMPANY NAME

APPOINTMENT DOCUMENTATION LIST

DOCUMENT                                             RECEIVED          DATE       COMMENTS
--------                                             --------          ----       --------
1.   Service Agreement                                  [ ]            Date     Execute, return to Mellon Investor
                                                                                Services
2.   Certificate of Incorporation                       [ ]

3.   By-Laws, with
     Amendments                                         [ ]

4.   Board Resolution
     Appointing Mellon Investor Services                [ ]

5.   Opinion of Counsel,
     addressed to Mellon Investor Services              [ ]

6.   Specimen Stock Certificate                         [ ]                     Obtain from Bank Note Company

7.   Secretary's Certificate                            [ ]                     See Exhibit C. Sec. 5, a-g

8.   Specimen Signature of Authorized
     Officers                                           [ ]                     Form Enclosed

9.   Form 2678; Employer Appointment of Agent           [ ]                     IRS Form, enclosed

     SEE EXHIBIT C FOR DETAILS

IPO CLOSING CHECK LIST

DOCUMENT                                             RECEIVED          DATE     COMMENTS
--------                                             --------          ----     --------
1.   Registration Statement                             [ ]                     Place Mellon Investor Services on
                                                                                Distribution

2.   Listing Application                                [ ]

3.   Prospectus                                         [ ]

4.   Authorization from Company to accept
     Issuance Instructions from Underwriter             [ ]

5.   Issuance Instructions                              [ ]

6.   Text of Restrictive Legend,
     if any                                             [ ]

7.   Delivery Instructions                              [ ]

8.   Cross receipt, Company & Underwriter               [ ]

9.   Closing Memo                                       [ ]

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Mellon Investor Services
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                                                         AUTHORIZED AND SPECIMEN
MELLON INVESTOR SERVICES LLC                                   SIGNATURES
----------------------------                                   ----------

THE FOLLOWING ARE THE AUTHORIZED AND SPECIMEN SIGNATURES OF THE COMPANY

COMPANY NAME
------------

ADDRESS

--------------------------------    CHAIRMAN      ------------------------------
TYPE NAME                          OF THE BOARD          SIGNATURE

--------------------------------                  ------------------------------
TYPE NAME                          PRESIDENT           SIGNATURE

--------------------------------     VICE         ------------------------------
TYPE NAME                          PRESIDENT           SIGNATURE

--------------------------------     VICE         ------------------------------
TYPE NAME                          PRESIDENT           SIGNATURE

--------------------------------                  ------------------------------
TYPE NAME                          TREASURER           SIGNATURE

--------------------------------   ASSISTANT      ------------------------------
TYPE NAME                          TREASURER           SIGNATURE

--------------------------------   ASSISTANT      ------------------------------
TYPE NAME                          TREASURER           SIGNATURE

--------------------------------                  ------------------------------
TYPE                               SECRETARY           SIGNATURE

--------------------------------   ASSISTANT      ------------------------------
TYPE NAME                          SECRETARY           SIGNATURE

--------------------------------   ASSISTANT      ------------------------------
TYPE NAME                          SECRETARY           SIGNATURE

--------------------------------                  ------------------------------
TYPE NAME                        GENERAL COUNSEL       SIGNATURE

--------------------------------                  ------------------------------
TYPE NAME                                              SIGNATURE

I, ______________ SECRETARY OF ______________ DO HEREBY CERTIFY THAT THE ABOVE SIGNATURES ARE TRUE SPECIMENS OF THE SIGNATURES OF THE OFFICERS OF THIS CORPORATION WHO NOW HOLD THE OFFICE SET FORTH OPPOSITE THEIR RESPECTIVE NAMES.


DATED
      --------------------              ----------------------------------------
CORPORATE SEAL                                        SECRETARY